Exhibit 31.1

CERTIFICATIONS

I, Peter Menikoff, certify that:

1.	I have reviewed this annual report on Form 10-K/A of American Electric Technologies, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2019

By:	/s/ Peter Menikoff
Peter Menikoff
Principal Executive Officer